    As filed with the Securities and Exchange Commission on December 11, 2001
                                                      REGISTRATION NO. 333-60177

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                 POST-EFFECTIVE
                               AMENDMENT NO. 2 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------


                                 EMC CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          MASSACHUSETTS                                  04-2680009
  (STATE OR OTHER JURISDICTION                        (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NO.)


                                35 PARKWOOD DRIVE
                         HOPKINTON, MASSACHUSETTS 01748
                                 (508) 435-1000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              --------------------

                              PAUL T. DACIER, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                 EMC CORPORATION
                                171 SOUTH STREET
                         HOPKINTON, MASSACHUSETTS 01748
                                 (508) 435-1000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                              --------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this registration statement.

                              --------------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

===============================================================================

                          DEREGISTRATION OF SECURITIES


         The purpose of this Post-Effective Amendment No. 2 (this "Amendment") to the Registration Statement on Form S-3 of EMC Corporation, a Massachusetts corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") on July 30, 1998 (Registration No. 333-60177), as amended by Amendment No. 1 thereto filed with the Commission on August 4, 1998 (such registration statement, as so amended, the "Registration Statement"), is to deregister all shares of common stock, par value $.01 per share (the "Common Stock"), of the Company issued on April 23, 1998 and July 1, 1998 and not sold pursuant to the Registration Statement prior to the date this Amendment is filed with the Commission. The shares of Common Stock registered under the Registration Statement were registered (i) pursuant to a Purchase Agreement dated April 23, 1998 (the "Purchase Agreement") by and among the Company, Michel Teman and the Company's subsidiary, EMC (Benelux) B.V., and (ii) an Agreement and Plan of Merger dated as of July 1, 1998 by and among the Company, Millennia III, Inc. and the Company's subsidiary, EMC Merger, Inc. In connection with such Agreements, the Company agreed with certain of the selling stockholders identified in the Registration Statement to keep the Registration Statement effective for a period ending on November 26, 2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Hopkinton, Commonwealth of Massachusetts, on December 11, 2001.


                                                EMC CORPORATION

                                                By: /s/ PAUL T. DACIER
                                                    ---------------------------
                                                    Paul T. Dacier
                                                    Senior Vice President and
                                                    General Counsel


         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



SIGNATURES                                                       TITLE                                DATE


/s/ MICHAEL C. RUETTGERS*                                   Executive Chairman (PRINCIPAL        December 11, 2001
---------------------------------------                     EXECUTIVE OFFICER)
    MICHAEL C. RUETTGERS


/s/ JOSEPH M. TUCCI                                         Chief Executive Officer,             December 11, 2001
---------------------------------------                     President and Director
    JOSEPH M. TUCCI


/s/ WILLIAM J. TEUBER, JR.*                                 Executive Vice President and         December 11, 2001
---------------------------------------                     Chief Financial Officer
    WILLIAM J. TEUBER, JR.                                  (PRINCIPAL FINANCIAL AND
                                                            ACCOUNTING OFFICER)


/s/ MICHAEL J. CRONIN*                                      Director                             December 11, 2001
---------------------------------------
    MICHAEL J. CRONIN


/s/ JOHN R. EGAN*                                           Director                             December 11, 2001
---------------------------------------
    JOHN R. EGAN


  [SIGNATURE PAGE TO POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT]


SIGNATURES                                                       TITLE                                DATE


/s/ W. PAUL FITZGERALD*                                     Director                            December 11, 2001
---------------------------------------
    W. PAUL FITZGERALD


                                                            Director
---------------------------------------
    ALFRED M. ZEIEN



*By:   /s/ PAUL T. DACIER                                                                       December 11, 2001
     ----------------------------------
        Attorney-in-Fact




  [SIGNATURE PAGE TO POST EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT]



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